Exhibit 32.2
Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
by the Principal Financial Officer
In connection with the Quarterly Report of the Federal Home Loan Bank of Chicago (the “Bank”) on Form 10-Q for the period ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Roger D. Lundstrom, Executive Vice President and Chief Financial Officer certify to my knowledge, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

Date:	August 8, 2019	By:	/s/ Roger D. Lundstrom
		Name:	Roger D. Lundstrom
		Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
A signed original of this written statement has been provided to the Bank and will be retained by the Bank and furnished to the Securities and Exchange Commission or its staff upon request.